UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

HKN, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which the transaction applies:

(2) Aggregate number of securities to which the transaction applies:

(3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of the transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

HKN, INC.

180 State Street, Suite 200

Southlake, Texas 76092

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held October 29, 2012

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of HKN, Inc., a Delaware corporation (“HKN”), will be held at the La Quinta Inn and Suites, 22790 Highway 59N, Kingwood, Texas, on October 29, 2012, beginning at 10:30 AM local time, for the following purposes:

(1)         To elect five directors to serve as members of HKN’s Board of Directors until the next annual meeting of stockholders, or until their successors are duly elected and qualified;

(2)         To consider and act upon a proposal to amend HKN’s Restated Certificate of Incorporation to effect a one-for-forty reverse stock split; and to amend the Restated Certificate to effect a reduction in the aggregate authorized shares of capital stock of HKN from Twenty Five Million (25,000,000) with Twenty Four Million (24,000,000) shares designated as Common Stock to Three Million (3,000,000) with Two Million (2,000,000) shares designated as Common Stock with a par value of One Cent ($0.01).

(3)         To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors recommends that you vote in favor of the proposals described in the attached Proxy Statement.

The Board of Directors has fixed the close of business on September 5, 2012 as the date of record (“Record Date”) for determining the stockholders entitled to notice of and to vote, either in person or by proxy, at the Annual Meeting and any adjournment or postponement thereof.

This year, we are using the “Notice and Access” method of providing proxy materials via the Internet.  On or about September 19, 2012, we are mailing, to most of our stockholders, a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2011 Annual Report and vote electronically via the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper or e-mail copy of the proxy materials. Stockholders who previously elected to receive a paper or e-mail copy of the proxy materials will not receive a Notice of Internet Availability of Proxy Materials.

WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.  YOUR VOTE IS IMPORTANT.  The returning of a proxy does not affect your right to revoke it later or vote your shares in person if you should attend the Annual Meeting.

If you plan to attend the Annual Meeting, please note that this is a stockholders’ meeting and attendance will be limited to stockholders of HKN or their qualified representatives.  Each stockholder will be asked to present valid picture identification, such as a driver’s license or passport.  Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the Record Date.  Qualified representatives of a stockholder must have identification as well as a properly executed proxy from the stockholder they are representing.  Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

By Order of the Board of Directors

Sarah B. Gasch
Executive Vice President and Chief Financial Officer

Southlake, Texas
September [ ], 2012

HKN, INC.

180 State Street, Suite 200

Southlake, Texas 76092

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
to be held October 29, 2012

SOLICITATION OF PROXIES

The accompanying Proxy is solicited on behalf of the Board of Directors of HKN, Inc., a Delaware corporation (“HKN”), in connection with the Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at the La Quinta Inn and Suites, 29270 Highway 59N, Kingwood, Texas, on October 29, 2012 beginning at 10:30 AM local time, and any adjournments or postponements thereof, for the purposes set forth in the accompanying notice.

We will be using the “notice and access” process required by the Securities and Exchange Commission (the “SEC”) to distribute proxy materials to stockholders. This process allows us to post proxy materials on a designated website and notify stockholders of the availability of such proxy materials on that website. Thus, for most stockholders, we are furnishing proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2011, by providing access to such documents on the Internet instead of mailing paper copies.  The Notice of Internet Availability of Proxy Materials (the “Notice”), which is being mailed to most of our stockholders, describes how to access and review all of the proxy materials on the Internet. The Notice also describes how to vote electronically via the Internet. If you would like to receive a paper or electronic copy by e-mail of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Your request to receive proxy materials in paper form by mail or electronically by e-mail will remain in effect until you revoke it. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. You cannot vote your shares by filling out and returning the Notice of Internet Availability of Proxy Materials.  The Notice merely identifies the matters to be voted on at the Annual Meeting.

ADVICE TO BENEFICIAL HOLDERS OF SHARES OF COMMON STOCK

THE INFORMATION SET FORTH IN THIS SECTION IS OF SIGNIFICANT IMPORTANCE TO MANY STOCKHOLDERS OF OUR COMPANY, AS A SUBSTANTIAL NUMBER OF STOCKHOLDERS DO NOT HOLD SHARES IN THEIR OWN NAME.

Stockholders who do not hold their shares in their own name (referred to in this Proxy Statement as “beneficial shareholders”) should note that only proxies submitted by shareholders whose names appear on the records of our Company as the registered holders of shares of common stock can be recognized and acted upon at our annual meeting.  If shares of common stock are listed in an account statement provided to a shareholder by a broker, then in almost all cases those shares of common stock will not be registered in the shareholder’s name on the records of our Company and are most likely registered under the names of the shareholder’s broker or an agent of that broker.  In the United States, the vast majority of such shares are registered under the name of Cede & Co. as nominee for the Depository Trust Company (which acts as depository for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee and custodian for many Canadian brokerage firms).  Beneficial shareholders should ensure that instructions respecting the voting of their shares of common stock with respect to the election of directors are communicated to the appropriate person, as without specific instructions, brokers/nominees are prohibited from voting shares for their clients.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from beneficial shareholders in advance of shareholders’ meetings, unless the beneficial shareholders have waived the right to receive meeting materials.  Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by beneficial shareholders in order to ensure that their shares of common stock are voted at our annual meeting.  The Form of Proxy supplied to a beneficial shareholder by its broker (or the agent of the broker) is similar to the Form of Proxy provided to the registered shareholders by our Company.  However, its purpose is limited to instructing the registered shareholder (the broker or agent of the broker) how to vote on behalf of the beneficial shareholder.  The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”) (formerly, ADP Investor Communications in the United States and Independent Investor Communications Company in Canada).  Broadridge typically applies a special sticker to proxy forms, mails those forms to the beneficial shareholders and the beneficial shareholders return the proxy forms to Broadridge.  Broadridge then tabulates the results of all instructions received and provides appropriate instructions regarding the voting of shares to be represented at our annual meeting.  A beneficial shareholder receiving a Broadridge proxy cannot use that proxy to vote shares of common stock directly at our annual meeting — the proxy must be returned to Broadridge well in advance of our annual meeting in order to have the shares of common stock voted.

Alternatively, a beneficial shareholder may request in writing that his or her broker send to the beneficial shareholder a legal proxy which would enable the beneficial shareholder to attend our annual meeting and vote his or her shares of common stock.

RECORD DATE AND VOTING SECURITIES

The Board of Directors has fixed the close of business on September 5, 2012 as the Record Date for determining the holders of common stock, $.0l par value per share, of HKN (“Common Stock”) entitled to notice of and to vote, either in person or by proxy, at the Annual Meeting.  The shares of Common Stock are the only shares of capital stock entitled to vote at the Annual Meeting.  On August 31, 2012, HKN had 17,477,107  shares of Common Stock outstanding.

QUORUM AND VOTING

Each share of Common Stock is entitled to one vote.  The presence, in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.  Abstentions and broker non-votes (i.e., shares held by a broker for its customers that are not voted because the broker does not receive instructions from the customer or because the broker does not have discretionary voting power with respect to the proposal under consideration) are counted for purposes of determining whether a quorum is present.

On all matters submitted to a vote of the stockholders at the Annual Meeting or any adjournment or postponement thereof, each stockholder will be entitled to one vote for each share of Common Stock owned of record by such stockholder at the close of business on September 5, 2012.

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for Proposal 1, the election of directors.  A properly executed proxy marked “Withhold All” with respect to the election of directors will not be voted with respect to any of the directors, although it will be counted for the purpose of determining whether there is a quorum.  A properly executed proxy marked “For All Except” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purpose of determining whether there is a quorum.  Any proxy upon which no instructions have been indicated will be voted FOR election of the director nominees.  Abstentions and broker non-votes will have no effect on the election of nominees to the Board of Directors.

The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the Record Date shall decide Proposal 2, to amend HKN’s Restated Certificate of Incorporation.  Broker non-votes and abstentions will have the same effect as a vote against Proposal 2.

The affirmative vote of the holders of a majority of the shares having voting power, which are present in person or represented by proxy at the Annual Meeting, shall decide all other questions properly brought before the Annual Meeting.

If any other matters are properly presented at the Annual Meeting for consideration, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.  At the date this Proxy Statement went to press, we did not know of any matters, other than the proposals disclosed in this proxy, to be presented at the Annual Meeting.

ACTIONS TO BE TAKEN UNDER THE PROXY

HKN knows of no other matters to be presented at the Annual Meeting other than as listed below:

1.              To elect the five nominees named in this Proxy Statement to the Board of Directors of HKN to hold office until the next annual meeting of stockholders, or until their successors are duly elected and qualified; and

2.              To consider and act upon a proposal to amend HKN’s Restated Certificate of Incorporation to effect a one-for-forty reverse stock split; and to amend the Restated Certificate to effect a reduction in the aggregate authorized shares of capital stock of HKN from Twenty Five Million (25,000,000) with Twenty Four Million (24,000,000) shares designated as Common Stock to Three Million (3,000,000) with Two Million (2,000,000) shares designated as Common Stock with a par value of One Cent ($0.01).

If, however, other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on any such matters.  The persons named in the accompanying proxy may also, if it is deemed advisable, vote such proxy to adjourn the Annual Meeting from time to time.

RECOMMENDATIONS OF THE BOARD

Unless a stockholder gives other instructions on the proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board of Directors.  The Board recommends a vote FOR all of the proposals presented for approval.

PROXY SOLICITATION

The expense of any solicitation of proxies will be borne by HKN.  HKN will request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such persons as of the Record Date, and HKN will reimburse such entities for their reasonable out-of-pocket expenses.  The original solicitation of proxies by mail may be supplemented by telephone, email, fax or personal solicitation by officers or regular employees of HKN.  No additional compensation will be paid to officers and regular employees for such services.

You may revoke your proxy at any time before its exercise.  You may also revoke your proxy by voting in person at the Annual Meeting.  A beneficial shareholder is any owner who, directly or indirectly, has shares voting or investment power.  If you are a beneficial shareholder, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

OWNERSHIP OF COMMON STOCK

Security Ownership of Certain Beneficial Owners

As of August 31, 2012, the only persons known by HKN to beneficially own five percent (5%) or more of the outstanding shares of HKN Common Stock were:

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
Common Stock	Brean Murray Carret Group, Inc. Tropic Isle Building P.O. Box 3331 Road Town, Tortola British Virgin Islands, VG 1110	10,532,931	60.27%

Security Ownership of Directors and Management

The following table sets forth information, as of August 31, 2012, regarding the number of shares of Common Stock beneficially owned by our current directors and executive officers that are named in the 2011 Summary Compensation Table, and all of HKN’s directors and named executive officers as a group.  Each director and executive officer has sole voting and investment power with respect to the shares beneficially owned by him/her.

Name	Number of Shares Beneficially Owned		Percent of Class

Michael M. Ameen, Jr.	2,600		*

Mikel D. Faulkner	3,000		*

Sarah B. Gasch	0		*

Dr. J. William Petty	3,248		*

Alan G. Quasha	0	(1)	*

H.A. Smith	1,349		*

All directors and named executive officers as a group (6 persons)	10,197		*

*                         Less than 1%

(1)                 Does not include 10,532,931 shares beneficially owned by Brean Murray Carret Group, Inc. (“Brean”). Mr. Alan Quasha is the brother of Wayne Quasha, who is deemed to be the beneficial owner of Brean through the AQ, JQ and WQ Trusts.  However, Mr. Alan Quasha disclaims any beneficial ownership of these shares.

CORPORATE GOVERNANCE

Dr. J. William Petty, Michael M. Ameen, Jr. and H. A. Smith have been determined by our Board of Directors to meet the requirements for independence under the listing standards of the NYSE — MKT (“MKT”) and SEC Rules, and “financially literate or sophisticated” as required by and in compliance with the listing standards of the MKT and the regulations of the SEC.  Our Board of Directors based its conclusions regarding the independence of these directors on (i) the fact that none of such persons is an executive officer or employee of the Company; and (ii) its opinion that none of such persons has a relationship which will interfere with the exercise of independent judgment in carrying out the responsibilities of such director. Our Board of Directors intends to analyze the independence issue annually to promote arms-length oversight.

As of August 31, 2012, our largest shareholder, Brean, beneficially owned approximately 60.27% of the combined voting power of our Common Stock.  Brean is in a position to exercise significant influence over the election of our Board of Directors and other matters.

During 2011, our Board of Directors (the “Board”) held two regularly scheduled meetings and acted through unanimous written consent on nine separate occasions.  During 2011, each member of our Board attended 100% of the total number of meetings of the Board and the Board Committee on which he served.  Our independent directors meet in executive session at such times as they deem necessary, including on the dates of regularly scheduled meetings of the entire Board of Directors and meetings of the three standing committees of the Board of Directors, as determined by the independent directors.  Our independent directors met in executive sessions nine times during the fiscal year ended December 31, 2011.

Our Chairman and CEO positions have been separate since 2003, although we do not have a specific policy to separate these positions.  However, we believe that this separation of roles ensures a greater role for the non-employee directors in the oversight of the Company and in setting agendas and establishing priorities and procedures for the work of the Board than if these two positions were combined.

Our Board’s policy is to encourage all of our directors to attend each annual meeting of stockholders.  Such attendance allows for direct interaction between stockholders and members of our Board of Directors.  Two of our five directors attended our 2011 Annual Meeting on October 12, 2011.

The Board is actively involved in oversight of risks that could affect the Company.  This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks.  The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Our Board of Directors has standing Audit, Compensation and Nominating Committees, which we describe below.

Nominating Committee.  The Nominating Committee of our Board is comprised of Mr. Smith, who chairs the Nominating Committee, and Messrs. Ameen and Petty.  Each of the members of the Nominating Committee is “independent,” as independence is defined in the listing standards of the MKT.  The Nominating Committee adopted a written charter on October 15, 2004, which is available on our website at www.hkninc.com.  During 2011, the Nominating Committee held one official meeting and did not act by unanimous written consent during the year.

The Nominating Committee considers nominations for our Board, develops and reviews background information for candidates, and makes recommendations to our Board of Directors with respect to candidates for election as directors.  The Nominating Committee identifies nominees for director through recommendations from directors, officers and stockholders.  When evaluating nominees for director, the Nominating Committee considers several factors, including without limitation, the nominee’s ability to devote adequate time to the duties and responsibilities of our Board, the nominee’s independence under the requirements of the MKT and the rules and regulations of the SEC, and the nominee’s education and professional experience.  The Nominating Committee believes that the Board should be comprised of directors with varied, complementary backgrounds, and that directors should also possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders.  All of the nominees for director at the 2012 Annual Meeting are directors standing for re-election with one also serving as an executive officer of the Company.

Audit Committee.  The Audit Committee of our Board (the “Audit Committee”) is composed entirely of independent directors who meet the independence, experience and other qualification requirements of the MKT, the Securities and Exchange Act of 1934 and the rules and regulations of the SEC.  The Chairman of the Audit Committee, Dr. J. William Petty, has been determined by our Board of Directors to be an “audit committee financial expert” as defined by the MKT rules and the SEC rules and regulations and “financially sophisticated” as required by the MKT listing standards.

Our Audit Committee’s responsibilities are specified in the Audit Committee Charter (the “Charter”) which is available on our website at www.hkninc.com.  As set forth in the Charter, the Audit Committee’s responsibilities include appointing, compensating, retaining and overseeing the work of the independent auditors for the Company (the “Auditors”), for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attestation services for the Company.  Our management retains the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements.  Our Audit Committee has implemented procedures to ensure that during the course of each fiscal year they devote the attention that they deem necessary or appropriate to each of the matters assigned to the Audit Committee under its Charter.

The Audit Committee is responsible for oversight of the Company’s risks related to accounting matters, financial reporting, and legal and regulatory compliance.  To satisfy these overall responsibilities, the Committee separately meets regularly with the Company’s management and our independent auditors.  The Audit Committee also reviews the Company’s financial statements and proposed audit adjustments.

In the discharge of its responsibilities and consistent with standing practices, the Audit Committee held four meetings during 2011.  The Audit Committee also held a number of conference calls, informal meetings and communications among the various committee members, the Company’s Auditors and/or members of Company management throughout 2011.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management and the Auditors the Company’s audited financial statements as of and for the year ended December 31, 2011.  The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor. The Audit Committee oversees the Company’s reporting process on behalf of the Board. The Company’s management has primary responsibility for the financial statements and reporting process, including systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee has discussed with the Auditors the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, (AICPA Professional Standards, Vol. 1, AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  We have received and reviewed the written disclosures and the letter from the Auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and have discussed with the Auditors the Auditors’ independence.  The Audit Committee has concluded that the Auditors are independent from the Company and its management.

Based on the reviews and discussions referred to above, we recommend to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

By:	J. William Petty, Chair
Michael M. Ameen, Jr.
H. A. Smith

Compensation Committee.  The Compensation Committee of our Board (“Compensation Committee”) is made up entirely of independent directors, as independence is defined in the listing standards of the MKT.  Committee members are Michael M. Ameen, Jr., who chairs the committee, and Messrs. Smith and Petty.  Our Compensation Committee does not operate under a written charter.  Our Compensation Committee is responsible for establishing base salaries, bonuses, and other compensation for our executive officers, including the CEO, and directors.  Our Compensation Committee has no authority to delegate its authority; however, the members may retain the services of a compensation consultant and may consider recommendations of the CEO and Chairman of our Board during the process of establishing compensation for other executive officers.  The Compensation Committee held two regular meetings during 2011, acted by unanimous written consent one time and also held several conference calls, informal meetings and communications throughout 2011.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with our management and, based on such review and discussion, has recommended the CD&A be included in our Proxy Statement for the 2012 Annual Meeting of Stockholders.

By:	Michael M. Ameen, Jr., Chair
H. A. Smith
J. William Petty

COMMUNICATING WITH THE BOARD

The Board encourages stockholders to communicate with the Board by writing to:

Board of Directors

c/o The Chairman

HKN, Inc.

180 State Street, Suite 200

Southlake, Texas 76092

The Board has authorized our management to review and organize communications from our stockholders and/or interested parties and deliver them to the Board.  We forward communications to all directors if they relate to substantive matters.  In general, we are more likely to forward communications relating to corporate governance or long-term strategy than communications relating to personal grievances and less significant matters.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dr. J. William Petty	$75,000	—	—	—	—	—	$75,000

Michael M. Ameen, Jr.	$75,000	—	—	—	—	—	$75,000

H. A. Smith	$75,000	—	—	—	—	—	$75,000

Alan G. Quasha	—	—	—	—	—	—	—

Mikel D. Faulkner (See 2011 Summary Compensation Table)	—	—	—	—	—	—	—

Our independent Board members are paid an annual fixed per director fee of $75,000, with no per meeting fee and no additional fee for a committee chairman.

Director performance is a key influence factor in organizational performance. Just as alignment of HKN’s strategic objectives for management compensation are critical, so too is directors’ compensation.  To this end, directors’ compensation is assessed annually to monitor and adjust it, as appropriate, in order to ensure alignment with HKN’s strategic objectives.

The analysis and review of directors’ compensation is the responsibility of our Compensation Committee and our Board of Directors.  In undertaking this responsibility, our Compensation Committee may review compensation surveys of the energy industry, and may also engage consultants who provide supplemental data considered in establishing the directors’ compensation.  The Compensation Committee also takes into consideration HKN’s financial results for the previous fiscal year, as compared with internal objectives and targets, the business climate during the year and the energy industry in general.  After our Compensation Committee has reviewed the data, it formulates a recommendation for review by our Board of Directors.

RELATED PARTY TRANSACTIONS

During 2011 to the date of this proxy statement, there were no related party transactions, or proposed related party transactions, except as described below.

HKN owns approximately 34% of the outstanding ordinary shares of Global Energy Development plc (“Global”).  Our CEO, Mr. Mikel Faulkner, serves as Chairman of Global.  In January 2012, we executed a separate loan agreement (the “Global Loan”) with Global which provides principal of $12 million. The Global Loan is currently unsecured, but we can require Global to provide adequate collateral security in the event of a material adverse effect, as determined in our sole discretion. The Global Loan is due and payable to us on or before September 30, 2013 and bears interest at 10.5% per annum.  Accrued and unpaid interest on the outstanding principal amount of the loan is due and payable on the last day of each quarter, commencing March 31, 2012. Global also paid HKN a 1.75% transaction fee of approximately $210 thousand, which was deferred and will be recognized over the term of the Global Loan.

In September 2010, we issued a Senior Secured Loan and Security Agreement with Global (“Global Note Receivable”) in exchange for cash in the principal amount of $5 million.  The Global Note Receivable is due and payable to us on or before September 14, 2012 and bears interest at 10.5% per annum. During August 2012, we agreed to extend the maturity date of our Global Note Receivable by seven months, resulting in a new maturity date of April 14, 2013.  In association with this amendment, we also increased the interest rate from 10.5% up to 12.5% and Global paid us a transaction fee of $50 thousand related to the extension.  This note is fully secured by oil producing assets of Global, and interest is paid on a monthly basis.

During August 2011, and pursuant to the rules of the London Stock Exchange’s Alternative Investment Market (“AIM”), HKN elected to make an offer for Global shares at a price of 72 pence per share. The offer commenced on September 9, 2011 and closed on September 30, 2011. At the closing date of the offer, 233 thousand shares were tendered for $266 thousand, increasing our ownership from 33.25% to 33.88%.

During 2011, HKN and Quadrant Management, Inc., a related party (“Quadrant”), entered into a Securities Exchange Agreement pursuant to which HKN agreed to purchase all outstanding units of BriteWater International, Inc. (“BWI”) over several months. Mr. Alan Quasha, Chairman of the Board of HKN, is the brother of Wayne Quasha, who is deemed to be the beneficial owner of Quadrant through the AQ, JQ and WQ Trusts, but Mr. Alan Quasha disclaims any beneficial ownership of these shares. During 2011, HKN purchased an additional 47.91% of the outstanding units of BWI in exchange for the issuance of 1,286,223 restricted shares of our Common Stock. At December 31, 2011, we owned 100% of BWI, directed their operations and consolidated the assets and liabilities of BWI and their results of operations in our consolidated financial statements.

The Audit Committee Charter authorizes our Audit Committee to review and approve all related party transactions in the absence of a separate committee being established by our Board for that purpose.  The Audit Committee and a Special Committee composed of Messrs. Ameen, Smith and Petty both reviewed and approved the Global loans and related amendments, and the same parties also reviewed and approved the BWI transaction prior to our investment in BWI as well as the purchase of additional Global shares as a result of the mandatory cash offer. Other than as addressed in the Audit Committee Charter, we do not employ specific written procedures for the review, approval or ratification of related party transactions involving our directors, officers and employees or their family members, but we consider such transactions on a case-by-case basis.

EXECUTIVE OFFICERS OF HKN

The officers of HKN are elected annually by the Board on the date of each Annual Meeting of Stockholders, or as soon thereafter as practicable.  Each officer holds office until the earlier of such time as his or her successor is duly elected and qualified, or his or her death, resignation or removal from office.  Any officer elected or appointed by the Board may be removed by the Board whenever, in its judgment, the best interests of HKN will be served thereby.

The executive officers of HKN, their ages and positions held with HKN and their business experience for the past five years are:

Name	Age	Position Held with HKN

Mikel D. Faulkner	62	Director, Chief Executive Officer and President

Sarah B. Gasch	36	Executive Vice President and Chief Financial Officer

Mikel D. Faulkner has served as Chief Executive Officer of HKN since 1982 and President of HKN since March 2003.  From 1991 to March 2003, Mr. Faulkner served as Chairman of the Board of HKN and, from 1982 to February 1993, Mr. Faulkner served as President of HKN.  Mr. Faulkner currently serves as Chairman of the Board of Directors of Global Energy Development plc (“Global”), a position he has held since April 2002; HKN holds an approximate 34% interest in Global. From August 2007 to July 2008, Mr. Faulkner served on the board of directors and as a member of the compensation committee of Spitfire Energy, Ltd., a Canadian public company. Since October 2009, Mr. Faulkner has served as a director of First Cash Financial Services and is currently a member of their Compensation and Audit Committees.

Sarah B. Gasch has served as Executive Vice President and Chief Financial Officer of HKN since March 2012 and prior thereto as Vice President and Chief Financial Officer since February 2011.  Prior to that, Ms. Gasch served as Controller and Corporate Secretary of HKN since 2009 and also served as HKN’s Chief Accounting Officer upon joining HKN in 2006.  Prior to joining HKN, Ms. Gasch served as Vice President and Chief Accounting Officer of GreenHunter Energy, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The principal objective of our executive compensation program is to attract, motivate, retain and reward executives in a fiscally responsible manner.  To meet this objective, we use a combination of base salary and performance based cash bonuses.  Our compensation program is designed to reward each executive based on his/her level of responsibility, his/her individual performance and to align executive performance with the enhancement of shareholder value.

Our executive compensation guidelines are developed and monitored by our Compensation Committee.  The Compensation Committee bears principal responsibility for determining appropriate compensation for our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers (referred to as “named executive officers” or “NEO’s” in this filing).  In fulfilling its role, our Compensation Committee is responsible for establishing guidelines to be used to measure our overall performance and that of each NEO and the corresponding adjustments to each NEO’s compensation levels.  From time to time, our Compensation Committee will meet with our Chief Executive Officer to discuss executive compensation matters with regard to the other NEO’s in general.  The Compensation Committee also meets without our Chief Executive Officer present and evaluates his performance compared with previously established financial and non-financial goals and guidelines.

Our compensation program elements allow us to meet our objectives by linking individual performance and company performance in determining a compensation package for each NEO that both rewards and motivates.

Overall Program Objectives

The principal objective of our executive compensation program is to attract, motivate, retain and reward executives in a fiscally responsible manner. To achieve this objective, we clearly communicate what is expected of executives with respect to performance goals.  Compensation is designed to align actual compensation with performance results, delivering more compensation to executives when we achieve performance objectives and increased value to shareholders, with an inverse relationship occurring when we achieve lower performance results.  Our Compensation Committee deliberates among its members to ensure guidelines and maximum performance goals are aggressive enough to warrant cash bonuses and adjustments to salary levels.

Achievement of our objectives is sought by providing the following primary executive compensation elements:

•                  A base salary that represents cash compensation based on internal equity and external industry-based competitiveness;

•                  A performance-based annual cash bonus that provides each NEO an opportunity to earn cash awards based upon the achievement of goals, performance targets and other guidelines during the course of a fiscal year;

•                  Benefit programs provided to all employees during 2011, including health care benefits, dental, vision and 401(k) programs.

We strive to provide a compensation opportunity for each NEO that is competitive with similar companies in a similar industry. In doing so, we consider competitive market compensation data, including the compensation practices of peers, as well as broader industry compensation survey data.

Our Compensation Committee also reviews each NEO’s skills, scope of responsibilities, performance and effectiveness in supporting our overall goals.

Our Compensation Committee is also tasked with evaluating the impact of compensation policies and practices for all employees on the Company’s overall risk management.  The Compensation Committee does not believe that its compensation policies and practices are reasonably likely to produce risks that would have a material adverse effect on the registrant.  In reaching its conclusion, the Compensation Committee noted particularly that none of its business segments have material compensation which is structured significantly differently than other segments within the Company.

Executive Compensation Elements

Base Salary

Purpose: The purpose of base salary is to reflect each executive’s job responsibilities, individual performance and competitive compensation levels.

Considerations: Our Compensation Committee reviews and determines, on an annual basis, the base salaries of each NEO.  Individual base salary levels are based upon years of experience and individual performance.  This amount is not generally at risk and may be adjusted annually based on merit and external market conditions.

Annual Incentive Bonus

Purpose: The purpose of the annual cash incentive bonus is to align executive performance with annual strategic goals while enhancing shareholder value. To accomplish this objective, we provide incentives in the form of an annual cash bonus upon the attainment of certain performance goals set out at the beginning of each year under general guidelines developed by our Compensation Committee.

Considerations: At the beginning of each year, our Compensation Committee establishes certain guidelines that can include financial and other performance targets. Cash bonus awards are considered annually through a discussion and determination of our Compensation Committee and our Board of Directors on key measures that drive performance.  Our Board of Directors and management consider current performance, including strengths and performance gaps, to determine what areas need to be incented to achieve the strategic objectives for the year.

Equity and Long Term Compensation

In 2011, we did not have in place any stock option or equity-based compensation plans.  In April 2012, our wholly-owned subsidiary, BWI, adopted a 2012 Equity Compensation Plan (the “BWI Plan”), which is administered by the Compensation Committee of the HKN Board of Directors.  The Committee has complete and absolute authority to make any and all decisions regarding the administration of the BWI Plan, and all employees of BWI, employees of HKN and its subsidiaries and nonemployee directors of BWI, are eligible to receive awards under the BWI Plan.  We do not currently have any long-term incentive, pension, nonqualified defined contribution, or other nonqualified deferred compensation plans.

Additional Benefits

Each NEO is entitled to participate in the broad-based benefit plans offered generally to all of our full-time employees (e.g., the 401(k) plan, health insurance and other employee benefits).  Such participation in these benefit plans exists on the same terms for all of our employees.

In addition, our Compensation Committee has elected to furnish our President and CEO with a company car.  The responsibilities of our CEO’s position require frequent business travel within the State of Texas and the use of this company car is primarily for such business travel.  The use of this company car is a cost saving measure to us, saving on airline travel, car rental and other transportation costs, while allowing our CEO flexibility in the performance of the duties of his position.

Total Compensation

Each element of compensation is independently set for each NEO.  As a result, the allocation of each compensation component can vary by NEO.

Year-end 2011 Cash Bonus Awards and 2012 Compensation

In setting year-end 2011 cash bonuses and 2012 compensation levels, our Compensation Committee used internally developed guidelines, targeting certain performance goals.  The Committee also assessed the competitiveness of each NEO’s base salary.

2012 Compensation

Our Compensation Committee concluded that the base salary levels for each NEO who would be assuming additional responsibilities should be raised for 2012 in order to be competitive and approved and authorized the 2012 base salary for each NEO at its meeting in December 2011.  The table below shows the 2012 base salary for each NEO employed by us during 2012:

Officer	2012 Salary

Mikel D. Faulkner	$295,000

Kenneth E. DeBerry, Jr.	$271,200	(A)

Sarah B. Gasch	$246,200

Rodger L. Ehrlish	$186,200	(A)

(A) During 2012, Mr. DeBerry and Mr. Ehrlish resigned their positions with HKN.

Year-end 2011 Cash Bonus Awards

The bonus determinations for the NEOs are based upon performance against financial performance targets and against functional performance measures.  The financial performance targets and guidelines were exceeded for 2011 and our Compensation Committee determined to award cash bonuses to our NEOs based on both our financial performance and functional performance measures in attaining these successes for 2011.  The bonus amounts for each NEO are shown in the 2011 Summary Compensation Table that follows.  Our Compensation Committee determined and authorized the payment of these cash bonus awards in December 2011.

Tax Considerations

We have structured our compensation program to comply with Internal Revenue Code Sections 162(m) and 409A. Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly held corporation for individual compensation to certain executives of such corporation exceeding $1 million in any taxable year, unless the compensation is performance-based. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. The Company has no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

EXECUTIVE COMPENSATION

The 2011 Summary Compensation Table below sets forth certain information regarding executive compensation paid during fiscal years 2011 and 2010.  Tables for plan-based and equity awards and deferred compensation payments are not presented because for the years presented HKN did not provide for such forms of compensation.

2011 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (2)	Change to Pension Value and Nonqualified Deferred Compensation Earnings (2)	All Other Compensation		Total
Mikel D. Faulkner President & CEO	2011	$362,562	$50,000	0	0	0	0	$33,296	(3)	$445,858
	2010	$365,000	$169,000	0	0	0	0	$30,252	(3)	$564,252
Sarah B. Gasch Executive Vice President and Chief Financial Officer	2011	$200,200	$150,000	0	0	0	0	$12,593	(4)	$362,793
	2010	$151,667	$69,000	0	0	0	0	$4,500	(4)	$225,167

Kenneth E. DeBerry, Jr. Previous BWI President and Chief Technology Officer (10)	2011	$270,200	0	0	0	0	0	$19,500	(5)	$289,700

Rodger L. Ehrlish Previous Treasurer and Corporate Secretary (8)	2011	$185,200	$81,000	0	0	0	0	$25,653	(6)	$291,853
	2010	$170,000	$78,000	0	0	0	0	$23,700	(6)	$271,700
Richard O. Cottle Previous Vice President and Chief Operating Officer (9)	2011	$131,250	$100,000	0	0	0	0	$61,333	(7)	$292,583
	2010	$192,917	$88,000	0	0	0	0	$26,500	(7)	$307,417

(1)          The bonus amounts earned and paid in 2011 include bonus awards for fiscal year 2011 to each officer.

The bonus amounts earned and paid in 2010 include bonus awards for fiscal year 2010 to each officer.

(2)          HKN did not have in place any stock-option, equity-based, long-term incentive, pension, nonqualified defined contribution, or other nonqualified deferred compensation plans for the fiscal years 2010 or 2011.

(3)          All other compensation for 2011 for Mikel D. Faulkner includes the values of personal use of a company car, value of HKN’s employer contributions to employee’s 401(k), a payment for unused Personal Time Off earned in 2011 and a Health Savings Account contribution.

All other compensation for 2010 for Mikel D. Faulkner includes the values of personal use of a company car, value of HKN’s employer contributions to employee’s 401(k), a fees and subscriptions allowance and a Health Savings Account contribution.

(4)          All other compensation for 2011 for Sarah B. Gasch includes the value of HKN’s employer contributions to employee’s 401(k) and a Health Savings Account contribution.

All other compensation for 2010 for Sarah B. Gasch includes a fees and subscriptions allowance and a Health Savings Account contribution.

(5)          All other compensation for 2011 for Kenneth E. DeBerry, Jr. includes the value of HKN’s employer contributions to employee’s 401(k) and an insurance premium reimbursement.

(6)          All other compensation for 2011 for Rodger L. Ehrlish includes the value of HKN’s employer contributions to employee’s 401(k), a payment for unused Personal Time Off earned in 2011, and a Health Savings Account contribution.

All other compensation for 2010 for Rodger L. Ehrlish includes the value of HKN’s employer contributions to employee’s 401(k), a fees and subscriptions allowance, and a Health Savings Account contribution.

(7)          All other compensation for 2011 for Richard O. Cottle includes consulting fees and a Health Savings Account contribution.

All other compensation for 2010 for Richard O. Cottle includes the value of HKN’s employer contributions to employee’s 401(k), a fees and subscriptions allowance, and a Health Savings Account contribution.

(8)          In July 2012, Mr. Ehrlish resigned his position with HKN.

(9)          In August 2011, Mr. Cottle resigned his position with HKN.

(10)    In May 2012, Mr. DeBerry resigned his position with HKN.  In addition, he was not a NEO for the 2010 Fiscal Year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2011, Dr. J. William Petty and Messrs. Ameen and Smith were members of HKN’s Compensation Committee and participated in all deliberations concerning executive compensation.  No executive officer of HKN served as a member of the Compensation Committee during 2011.  None of the NEOs serves or has served as a member of the board of directors or compensation committee of any other entity which has one or more executive officers serving on HKN’s Board of Directors or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires HKN’s directors and executive officers, and any persons who own more than ten percent of a registered class of HKN’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of HKN.  Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish HKN with copies of all Section 16(a) forms they file.  Based solely on its review of the copies of such forms and written representations from certain reporting persons, HKN believes that all filing requirements applicable to its directors and executive officers have been complied with during 2011.

PROPOSAL ONE

TO ELECT FIVE DIRECTORS TO SERVE AS HKN’S BOARD OF DIRECTORS

HKN’s Board of Directors is composed of five directors.  Directors are elected annually to serve until the next annual meeting of stockholders, or until their successors are elected and have been qualified.  At the Annual Meeting, the five nominees named below are to be elected to serve until the 2012 Annual Meeting or until their successors have been elected and have been qualified.  Each nominee is now a HKN director.

In evaluating its nominees for director, the Board expects that each of its members will:

•                  exhibit high standards of integrity, commitment, and independence of thought and judgment;

•                  use his or her skills and experiences to provide independent oversight to the business of the Company;

•                  participate in a constructive and collegial manner;

•                  be willing to devote sufficient time to carrying out their duties and responsibilities;

•                  devote the time and effort necessary to learn the business of the Company and the Board; and

•                  represent the long-term interests of all shareholders.

The Board of Directors has also determined that the Board as a whole must have the right diversity, mix of characteristics, and skills for the optimal functioning of the Board in its oversight of the Company.  In addition to the targeted skill areas, the Board believes that each of its nominees should have demonstrated achievement in one or more of the following areas:

•                  Strategy – knowledge of the Company’s business model, the formulation of corporate strategies, and knowledge of key competitors and global markets;

•                  Leadership – the ability to assist the CEO and the executive officers in their development;

•                  Organizational Issues – understanding of strategy implementation, change management processes, group effectiveness, and organizational design;

•                  Relationships – understanding how to interact with governments, investors, financial analysts, and communities in which the Company operates; and

•                  Ethics – the ability to identify and raise key ethical issues concerning the activities of the Company and senior management as they affect the business community and society.

The Company has not developed a specific policy regarding diversity.  However, as part of its periodic self-assessment process, the Board determines the diversity of specific skills and characteristics necessary for the optimal functioning of the Board in its oversight of the Company over both the short and long-term.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW TO THE BOARD OF DIRECTORS.

Vote Required for Election of Directors

To be elected as a director, each nominee must receive the affirmative vote of a plurality of the votes duly cast at the Annual Meeting.  Abstentions and broker non-votes will have no effect on the election of nominees to the Board of Directors.  Brean, which as of August 31, 2012, beneficially owned approximately 60.27% of the shares entitled to vote at the Annual Meeting, has advised HKN that it intends to vote all of its shares for the five nominees named below.

Nominees for Directors

Information about the nominees for election as directors appears below:

Name, Age and Business Experience	Director Since

Michael M. Ameen, Jr. (Age 88), Independent Consultant on Middle East Affairs since 1991. From 1989 to 1999, Mr. Ameen served as a part time consultant to HKN with regard to Middle Eastern exploration projects. Mr. Ameen has previously served as director of American Near East Refugee Aid; past director of Amideast; past director of Middle East Institute; past director of International College in Beirut, Lebanon; past vice president of government relations and director of Washington office of Aramco; past president of Mobil Middle East Development Corporation; and Member, Energy Intelligence Group International Advisory Board.

1994

Mikel D. Faulkner (Age 62), Chief Executive Officer of HKN since 1982 and President of HKN since March 2003. From 1991 to March 2003, Mr. Faulkner served as Chairman of the Board of HKN and, from 1982 to February 1993, Mr. Faulkner served as President of HKN. Mr. Faulkner currently serves as Chairman of the Board of Directors of Global Energy Development plc, a position he has held since April 2002.	1982

Dr. J. William Petty (Age 70), Professor of Finance and the W.W. Caruth Chairholder of Entrepreneurship at Baylor University since 1990. From December 1979 to 1990, Dr. Petty served as dean of the Business School at Abilene Christian University. Dr. Petty also serves as the Executive Director of the Baylor Angel Network. The Angel Network consists of high net worth alumni and friends of Baylor University who actively invest in early-stage high potential companies.	2000

Alan G. Quasha (Age 62), President of Quadrant Management, Inc., an investment management company, since 1988. Mr. Quasha has served as Chairman of the Board of HKN since March 2003 and previously served as Chairman of the Board of HKN from June 1983 to February 1991. Mr. Quasha has served as a director of Compagnie Financiére Richemont SA, a Swiss luxury goods company, since its formation in 1988, and American Express Funds, the mutual fund arm of American Express Company, from May 2002 to April 2004. From April 1994 to April 1997 Mr. Quasha served as a governor of the American Stock Exchange.

2003

H.A. Smith (Age 75), Consultant to Smith International Inc., an oil field service company, since June 1991. Previously, Mr. Smith served as Vice President-Customer Relations for Smith International, Inc. Mr. Smith has served as a director of Brigham Exploration Company, an independent oil and gas exploration and production company, since 2002 and is currently a member of the Brigham Exploration Company Audit Committee. Mr. Smith also serves as a director of Stallion Oilfield Services, Ltd and is currently a member of their Compensation Committee.	1997

Each of the nominees named above was recommended to the Board by the Nominating Committee for election by the stockholders. Although all nominees named above have indicated their willingness to serve if elected, if at the time of the Annual Meeting any nominee is unable or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named in those proxies for such other person as the Board may designate.

PROPOSAL TWO

TO AMEND HKN’S RESTATED CERTIFICATE OF INCORPORATION

TO EFFECT A ONE-FOR-FORTY REVERSE STOCK SPLIT AND TO EFFECT THE REDUCTIOIN IN THE AGGREGATE NUMBER OF COMMON SHARES

The Board of Directors has adopted, and proposes that the stockholders of HKN approve, an amendment to the Certificate of Incorporation that would effect a one-for-forty reverse stock split of the shares of Common Stock outstanding and held of record on the date on which the stock split becomes effective (the “Effective Date”), but maintain the par value of the Common Stock at $0.01 per share collectively, (the “Reverse Split”).  The Company intends that the Effective Date of the Reverse Split will be the date which one business day after the Annual Meeting.

The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the Record Date is required to approve the Reverse Split.  Brean, which as of August 31, 2012, beneficially owned approximately 60.27% of the shares entitled to vote at the Annual Meeting, has advised HKN that it intends to vote all of its shares in favor of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL

OF THE AMENDMENT TO EFFECT THE REVERSE SPLIT AND TO EFFECT THE REDUCTION IN THE AGGREGATE NUMBER OF COMMON SHARES

REASONS FOR THE REVERSE SPLIT

Our Board of Directors believes that the Reverse Split should provide a number of benefits to HKN and its shareholders.

Liquidity for, and Reduction of, Odd Lot Holders.  We estimate there to be approximately 8,000 beneficial owners of our Common Stock who owned fewer than 40 shares, and the substantial majority of those holders owned 10 or fewer shares of Common Stock.  Because investment securities are typically purchased and sold in round lots of 100 shares or multiples thereof, the holders of fewer than 100 shares (“odd lot holders”) are frequently unable to sell their shares of Common Stock in brokerage transactions without incurring commissions and selling costs that are disproportionately high.  Many of the odd lot holders do not respond to communications from HKN or their brokers and do not vote their shares.  HKN incurs significant costs in preparing periodic mailings to these odd lot holders and incurs additional transfer agent expenses as a result of their inclusion on our list of shareholders.  By cashing out a significant number of these odd lot holders through the Reverse Split, HKN is able to provide these holders with liquidity while reducing its cost of maintaining these holders in HKN’s shareholder base.

Broader Market. If the per share price of the Common Stock were to increase as a result of the Reverse Split, the Board of Directors believes that the Reverse Split may result in a broader market for the Common Stock than currently exists due to such increase of the per share price. The Board of Directors believes that the present level of the per share market price of the Common Stock impairs the acceptability of the stock by portions of the financial community and the investing public. Theoretically, the price per share of stock should not, of itself, affect the marketability of the stock, the type of investor who acquires the stock, or a company’s reputation in the financial community. However, in practice, the price per share frequently affects the stock because many investors look upon low priced stock as unduly speculative in nature, and, as a matter of policy, avoid investment in such stocks. An increased price per share may encourage interest and trading in the Common Stock and possibly promote greater liquidity for HKN’s stockholders.

Effect on Earnings Per Share. The Board of Directors believes that the total number of shares currently outstanding is disproportionately large relative to HKN’s present market capitalization. Moreover, when such a large number of shares are outstanding, earnings per share (“EPS”) is only affected by a significant change in net earnings.  With a reduced number of shares outstanding following a Reverse Split, HKN’s revenue efforts and cost savings would be more meaningfully reflected in the disclosed EPS.

Commissions. In addition, the Board of Directors believes that the Reverse Split may improve the liquidity of HKN’s Common Stock in another manner. Frequently, brokers charge trading commissions based upon the number of shares purchased. As a result, this trading commission per share is relatively higher as a percentage of the value of the shares of HKN’s Common Stock purchased. The Board of Directors and management believe that the relatively high trading cost of HKN’s Common Stock may adversely impact the liquidity of HKN’s Common Stock by making it a less attractive investment than the stock of other companies in HKN’s industry. If the Reverse Split is effected and the price of HKN’s Common Stock rises correspondingly, the trading costs for HKN’s Common Stock would decrease.

RISKS ASSOCIATED WITH REVERSE SPLIT

As a result of the volatility in the trading price of HKN’s Common Stock, there can be no assurance that the Reverse Split will result in any change in the price of HKN’s Common Stock or that, if the price of HKN’s Common Stock does increase as a result of the Reverse Split, such increase will be proportionate to the decrease in the amount of outstanding shares of Common Stock resulting from the Reverse Split.  There can be no assurance that a higher price per share level of the Common Stock immediately after the proposed Reverse Split will be maintained for any period of time.  Liquidity could be adversely affected by the reduced number of shares outstanding after the proposed Reverse Split.

EFFECT OF REVERSE SPLIT ON STOCKHOLDERS

The proposed Reverse Split will not affect any stockholder’s proportionate equity interest in HKN, except for those shareholders who would receive cash in lieu of fractional shares. Holders of Common Stock, except for shareholders who receive cash in lieu of fractional shares, will continue to be entitled to receive such dividends as may be declared by the Board of Directors. Outstanding securities convertible into Common Stock will be adjusted to reflect the ratio of the Reverse Split if such transaction is effected.

HKN estimates that the implementation of the Reverse Split will initially reduce the number of HKN’s shareholders of record from approximately 678 to approximately 78, and the number of beneficial owners from approximately 12,848 to approximately 5,170.  Although the initial reduction of record owners to less than 300 persons would temporarily cause HKN to become eligible to cease its reporting obligations under the Securities Exchange Act of 1934, as amended (the “1934 Act”), HKN estimates that certain beneficial owners in the ordinary course of trading will become record owners of HKN Common Stock and that the number of record owners would be likely to exceed 300 persons in due course.  Accordingly, HKN plans to continue to file reports under the 1934 Act for the foreseeable future.

EFFECT OF REVERSE SPLIT ON CAPITAL STOCK

HKN’s Certificate of Incorporation currently authorizes the issuance of 24,000,000 shares of Common Stock with a par value of $.01 per share and 1,000,000 shares of Preferred Stock with a par value of $1.00 per share.  At August 31, 2012, HKN had outstanding 17,477,107 shares of Common Stock, leaving a total of 6,522,893 authorized and unissued shares of Common Stock available for future issuances. Following the Reverse Split and reduction in our Common Stock, based on common shares outstanding as of August 31, 2012, HKN will have approximately 437,000 shares of Common Stock outstanding, leaving approximately 1,563,000 authorized but unissued shares of Common Stock available for issuance. The par value of the Common Stock would remain at $.01 per share. Because the number of issued shares of HKN would decrease but the par value would remain the same after the Reverse Split, HKN’s stated capital would decrease by approximately $170 thousand, and HKN’s additional paid-in capital account would increase by a corresponding amount. This change in HKN’s capital accounts would be reflected in HKN’s financial statements, along with a notation of the change in outstanding shares of Common Stock, as a result of the Reverse Split.

If the stockholders approve the Reverse Split, HKN will file a Certificate of Amendment (the “Certificate of Amendment”) to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware promptly following the conclusion of the meeting. On the Effective Date, without further action of HKN or its stockholders, (i) every forty shares of Common Stock then outstanding will be exchanged for one share of outstanding Common Stock, (ii) a reduction in the aggregate authorized shares of capital stock of HKN from Twenty Five Million (25,000,000) with Twenty Four Million (24,000,000) shares designated as Common Stock to Three Million (3,000,000) with Two Million (2,000,000) shares designated as Common Stock and (iii) the par value of the Common Stock will remain at $.01 per share. Upon filing the Certificate of Amendment, HKN will notify the stockholders that the Reverse Split has been effected.

EXCHANGE OF CERTIFICATES; NO FRACTIONAL SHARES

To effect the Reverse Split, HKN will issue certificates representing one share of Common Stock in exchange for each forty shares of Common Stock outstanding as of the Effective Date upon surrender of an existing certificate evidencing outstanding shares of Common Stock.

NO FRACTIONAL SHARES OF COMMON STOCK WILL BE ISSUED IN CONNECTION WITH THE PROPOSED REVERSE SPLIT. ASSUMING THE APPROVAL OF THE REVERSE SPLIT, A STOCKHOLDER WHO WOULD OTHERWISE BE ENTITLED TO RECEIVE A FRACTIONAL SHARE OF COMMON STOCK WILL RECEIVE, IN LIEU THEREOF, CASH IN A PROPORTIONAL AMOUNT EQUAL TO THE SAME FRACTION OF THE CLOSING PRICE OF THE COMMON STOCK ON MKT ON OCTOBER 30, 2012.

Based on the aggregate number of estimated shares currently owned by record holders, HKN estimates that payments for fractional shares resulting from the Reverse Split will aggregate approximately $260 thousand.  HKN will appoint American Stock Transfer and Trust Company as exchange agent (“Exchange Agent”) in connection with the Reverse Split. As soon as practicable after the Effective Date, the holders of the Common Stock will be notified and requested to surrender to the Exchange Agent any certificate(s) representing outstanding shares of Common Stock in exchange for certificate(s) representing the reduced number of shares of Common Stock that will result from the Reverse Split, together with cash in lieu of any fractional share. On the Effective Date, each certificate representing shares of Common Stock will be deemed for all purposes to represent the reduced number of shares of Common Stock that will result from the Reverse Split, whether or not the certificates representing the outstanding Common Stock are surrendered for exchange.  Stockholders should not submit any stock certificates to the Exchange Agent until requested to do so. Persons who hold their shares in brokerage accounts or “street name” will not be required to take any further action to effect the exchange of their shares.

HKN will deposit with the Exchange Agent, as soon as practicable after the Effective Date, cash in an amount equal to the value of the estimated aggregate number of fractional shares that will result from the Reverse Split. Any portion of the cash deposited with the Exchange Agent to pay for fractional shares that is held by the Exchange Agent six months after the Effective Date will be returned to HKN, on demand. Thereafter, holders of post-split shares eligible for this cash settlement would be paid directly by HKN.

NO DISSENTER’S RIGHTS

The DGCL does not give stockholders of a Delaware corporation dissenter’s rights with respect to the Reverse Split.

RESALES OF RESTRICTED SECURITIES

The proposed amendment will not affect the transferability of shares of Common Stock or any present restriction on the sale thereof. Therefore, for purposes of determining the relevant holding period as prescribed by Rule 144 under the Securities Act of 1933, as amended, the shares of Common Stock to be issued to each stockholder after the Effective Date will be deemed to have been acquired on the date on which the stockholder acquired the shares of Common Stock held immediately prior to the Effective Date.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the federal income tax consequences of the Reverse Split. The discussion is based on the present federal income tax law. The discussion is not, and should not be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed amendment. Accordingly, stockholders are urged to consult their personal tax advisors for an analysis of the effect of the Reverse Split on their respective tax situations, including consequences under applicable state tax laws.

The Reverse Split will be deemed to be a tax-free recapitalization to HKN and its stockholders to the extent that outstanding shares of Common Stock are exchanged for a reduced number of shares of Common Stock. Therefore, neither HKN nor its stockholders will recognize any gain or loss for federal income tax purposes as a result thereof. However, if a stockholder receives cash in lieu of any fractional share interest in the Common Stock, such stockholder will be treated as having received the cash in redemption of his or her fractional share interest. Depending on the stockholder’s retained stock interest, such cash redemption will be treated as either (i) a dividend to the extent of HKN’s current and accumulated earnings and profit with any excess first applied against the stockholder’s adjusted tax basis allocable to the fractional share interest (“Basis”) and the remainder treated as gain from the sale or exchange of the fractional shares or (ii) gain or loss from the sale or exchange of the fractional shares in an amount equal to the difference, if any, between the cash received and the stockholder’s Basis.

The shares of Common Stock to be issued to each stockholder will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the shares of Common Stock held by such stockholder immediately prior to the Effective Date, less any basis allocable to the fractional shares redeemed (if any) to the extent such redemption is treated as a sale or exchange under the preceding paragraph. A stockholder’s holding period for the shares of Common Stock to be issued will include the holding period for shares of Common Stock exchanged therefore, provided, that such outstanding shares of Common Stock were held by the stockholder as capital assets on the Effective Date.

PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

If the Reverse Split is approved, the Restated Certificate of Incorporation will be amended by deleting the first five paragraphs of Article Four in their entirety and inserting in their place the following five paragraphs:

ARTICLE FOUR

“The aggregate number of shares which the Corporation shall have authority to issue is Three Million (3,000,000), of which Two Million (2,000,000) shares are designated as Common Stock with a par value of One Cent ($0.01) per share and One Million (1,000,000) shall be designated as Preferred Stock of the par value of One Dollar ($1.00) per share.

The Corporation does, by Amendment to the Restated Certificate of Incorporation effective October 30, 2012 (the “Effective Date”), reclassify its shares of Common Stock, par value $0.01 per share (the “Old Common Stock”) issued and outstanding immediately before the Effective Date and cancel its unissued shares of Old Common Stock unissued before the Effective Date.

All of the shares of Old Common Stock that were authorized but unissued immediately before the Effective Date shall be canceled.  The Old Common Stock shall be superseded by the authorized but unissued shares of Common Stock, $0.01 par value of the Corporation.

Each forty shares of Old Common Stock outstanding immediately before the Effective Date, and each forty shares of Old Common Stock issuable pursuant to an instrument exercisable for shares of Old Common Stock (including, but not limited to, all outstanding convertible preferred stock to acquire Old Common Stock) shall, on the Effective Date, be reclassified as and converted into, and become a right to receive, and the holders of the outstanding Old Common Stock or instruments exercisable for such Old Common Stock shall be entitled to receive therefore upon surrender of the certificates representing such shares of Old Common Stock to the Corporation, or upon exercise of such instrument, one share of Common Stock, $0.01 par value of the Corporation, subject to the treatment of fractional shares set forth herein.

No scrip or fractional certificates will be issued.  In lieu of fractional shares, the Corporation will pay a cash adjustment in respect of such fraction of a share in an amount equal to the same fraction of the closing sale price of the Common Stock as quoted on the American Stock Exchange, or such other representative price as determined by the officers of the Corporation, as of the closing of business on October 30, 2012.”

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Hein & Associates LLP (“Hein”) served as HKN’s independent registered public accounting firm for the years ended December 31, 2011 and 2010.

The following table sets forth information concerning the fees billed by HKN’s independent registered public accountants during the last two fiscal years.

	2011	2010
Audit Fees	$118,800	$128,200
Audit Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

Audit Fees include fees billed for the audit of the consolidated financial statements and quarterly reviews of unaudited financial statements.

The Audit Committee, or a designated member thereof, pre-approves audit and non-audit services rendered by its independent registered public accounting firm to HKN and its subsidiaries. If pre-approval authority is delegated, the delegate must report back to the Audit Committee at the first Audit Committee meeting following any approval.  For the fiscal year 2011, 100% of all audit and non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by HKN’s independent registered public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.  All persons involved in the services performed by Hein during 2011 were permanent, full-time employees of Hein.

Representatives of Hein are not expected to be present at the Annual Meeting, and are not expected to make a statement or be available to respond to questions.

ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

Stockholder Proposals

HKN’s bylaws provide that stockholder proposals and director nominations by stockholders may be made in compliance with certain ownership, advance notice, informational and other applicable requirements.  With respect to stockholder proposals (concerning matters other than the nomination of directors), the individual submitting the proposal must file a written notice with the Corporate Secretary of HKN at 180 State Street, Suite 200, Southlake, Texas 76092 setting forth certain information, including the following:

•                                          a brief description of the business desired to be brought before the meeting and the reasons for conducting that business at the meeting;

•                                          the name and address of the proposing stockholder;

•                                          the number of shares of Common Stock beneficially owned by the proposing stockholder;

•                                          the length of time such shares of Common Stock have been beneficially owned by the proposing stockholder; and

•                                          any material interest of the proposing stockholder in such business.

The notice must be delivered to the Corporate Secretary (a) at least 60, but not more than 90, days before any scheduled meeting or (b) if less than 70 days’ notice or prior public disclosure of the meeting is given, by the close of business on the 10th day following the giving of notice or the date public disclosure was made, whichever is earlier.  Any such recommendation received by the Secretary of HKN will be presented to the Nominating Committee for consideration, based upon the criteria and process described in “Corporate Governance” and “Nominating Committee”.

Board Nominations

A stockholder may recommend a nominee to become a director of HKN by giving the Secretary of HKN (at the address set forth above) a written notice setting forth the following information concerning each person the stockholder proposes to nominate (a “Proposed Nominee”):

•                                          The name, age, business address and residence of the Proposed Nominee;

•                                          The principal occupation or employment of the Proposed Nominee;

•                                          The number of shares of Common Stock beneficially owned by the Proposed Nominee;

and

•                                          Any other information relating to the Proposed Nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules of the SEC.

The stockholder’s notice must also contain the following information concerning the proposing stockholder:

•                                          The name and record address of the proposing stockholder;

•                                          The number of shares of Common Stock beneficially owned by the proposing stockholder; and

•                                          The length of time such shares of Common Stock have been beneficially owned by the proposing stockholder.

Such nominations must be made pursuant to the same advance notice requirements, including deadlines for receipt, for stockholder proposals set forth above.  In addition, any such recommendation must be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

General Information

HKN’s annual meetings are held each year at a time and place designated by HKN’s Board of Directors in the notice of the meeting.  Copies of HKN’s bylaws are available upon written request made to the Secretary of HKN at the above address.  The requirements described above do not supersede the requirements or conditions established by the SEC for stockholder proposals to be included in HKN’s proxy materials for a meeting of stockholders.  The chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and HKN’s bylaws.

STOCKHOLDER PROPOSALS FOR INCLUSION IN PROXY MATERIALS FOR

2013 ANNUAL MEETING

Under the SEC’s proxy rules, stockholder proposals that meet certain conditions may be included in HKN’s proxy statement and form of proxy for a particular annual meeting.  Stockholders that intend to present a proposal at HKN’s Annual Meeting of Stockholders to be held in 2013 must send the proposal to HKN so that it is received at HKN’s principal executive offices no later than June 30, 2013 to be considered for inclusion in the proxy statement and form of proxy related to the 2013 Annual Meeting of Stockholders.  If HKN chooses to accelerate the date of its 2013 Annual Meeting, the deadline for receipt of stockholder proposals to be considered for inclusion in HKN’s proxy materials will change and HKN will notify stockholders of the changed deadline in a Quarterly Report on Form 10-Q, Current Report on Form 8-K or press release.  Stockholders that have an intention to present a proposal that will not be included in the proxy statement and the form of proxy must give notice to HKN by the deadline set forth under “Annual Meeting Advance Notice Requirements — Stockholder Proposals” above.  Any and all such proposals and notices should be sent to the attention of the Secretary of HKN.  Any and all such proposals must comply with applicable SEC regulations in order to be included in HKN’s proxy materials or to be presented at the Annual Meeting.

OTHER INFORMATION

HKN will provide to each person solicited, without charge except for exhibits, upon request in writing, additional copies of HKN’s Annual Report on Form 10-K for the year ended December 31, 2011.  Requests should be directed to the Secretary of HKN, Inc., 180 State Street, Suite 200, Southlake, Texas 76092 (817) 424-2424.  HKN’s Annual Report on Form 10-K is also on file with the SEC, Washington, D.C. 20549.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for shareholders and cost savings for HKN.  Under this procedure, multiple shareholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify HKN that they wish to continue receiving multiple copies.  HKN has undertaken householding to reduce its printing costs and postage fees.  If shareholders wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, a shareholder may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed in Augusts of each year, by notifying HKN in writing at 180 State Street, Suite 200, Southlake, TX 76092 or by contacting HKN at 817-424-2424. Shareholders also may request additional copies of the proxy materials by notifying HKN in writing at the above-referenced address or contacting HKN at the above-referenced telephone number, and HKN will undertake to deliver such additional copies promptly.

By Order of the Board of Directors

Sarah B. Gasch
Executive Vice President and Chief Financial Officer

Southlake, Texas
September [ ], 2012

See the reverse side of this notice to obtain proxy materials and voting instructions. *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on <mtgdate>. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: <mtgtype> For holders as of: <recdate> Date: Time: <mtgtime> Location: 0000149440_1 R1.0.0.11699 HKN, INC. HKN, INC. 180 STATE STREET, SUITE 200 SOUTHLAKE TEXAS 76092 Annual Meeting September 05, 2012 October 29, 2012 October 29, 2012 10:30 AM CDT La Quinta Inn and Suites 22790 Highway 59N Kingwood, TX 77339

Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. How To Vote . XXXX XXXX XXXX Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . XXXX XXXX XXXX . XXXX XXXX XXXX 0000149440_2 R1.0.0.11699 1. Notice & Proxy Statement 2. Form 10-K Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before October 15, 2012 to facilitate timely delivery.

Voting items 0000149440_3 R1.0.0.11699 The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Dr. J. William Petty 02 Michael M. Ameen, Jr. 03 H. A. Smith 04 Alan G. Quasha 05 Mikel D. Faulkner The Board of Directors recommends you vote FOR the following proposal: 2. To amend HKN`s Restated Certificate of Incorporation to effect a one - for - forty reverse stock split and to reduce the aggregate number of authorized shares. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

0000149440_4 R1.0.0.11699

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0000149441_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Dr. J. William Petty 02 Michael M. Ameen, Jr. 03 H. A. Smith 04 Alan G. Quasha 05 Mikel D. Faulkner HKN, INC. 180 STATE STREET, SUITE 200 SOUTHLAKE TEXAS 76092 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To amend HKN`s Restated Certificate of Incorporation to effect a one - for - forty reverse stock split and to reduce the aggregate number of authorized shares. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000149441_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . HKN, INC. Annual Meeting of Stockholders October 29, 2012 10:30AM This proxy is solicited by the Board of Directors The stockholder named on the reverse side ("Stockholder") hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of HKN, Inc. ("HKN") to be held October 29, 2012, and (2) constitutes and appoints Sarah Gasch as attorney and proxy of the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to vote, and to act in accordance with the instructions set forth on the reverse side, with respect to all of the shares of Common Stock of HKN standing in the name of the Stockholder, or with respect to which the Stockholder is entitled to vote and act at that meeting and at any meetings to which that meeting is adjourned. In their discretion, the proxy may vote upon such other matters as may properly come before the meeting. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. This Proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR THE PROPOSAL. The shares cannot be voted unless you sign and return this card. Continued and to be signed on reverse side